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                                                                    Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements and related prospectuses (Forms S-3 No. 333-91823 (post-effective amendment #1),
No. 333-95357 (post-effective amendment #2), No. 333-37978 (post-effective amendment #2), No. 333-48272 (amendment #1), No. 333-48486 (amendment #1),
No. 333-48536, No. 333-50208 and No. 333-53694 (amendment #1)) of Terayon
Communication Systems, Inc. and (Forms S-8 No. 333-93779 and No. 333-53788) pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc., (Form S-8 No. 333-66139) pertaining to the 1995 Stock Option Plan, the 1997 Equity Incentive Plan, the 1998 Non- Employee Directors' Stock Option Plan, the 1998 Employee Stock Purchase Plan and Non-Plan Option Grants, (Forms S-8 No. 333-44770 and No. 333-47154) pertaining to the 1999 Non-Officer Equity Incentive Plan and the 1997 Equity Incentive Plan, (Form S-8 No. 333-48488) pertaining to the Mainsail Networks, Inc. 1997 Stock Option Plan, and (Form S-8 No. 333-53778) pertaining to the 2000 TrueChat, Inc. Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated January 30, 2001, with respect to the consolidated financial statements of Terayon Communication Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

     Our audits also included the financial statement schedule of Terayon Communication Systems, Inc. listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                           /s/ Ernst & Young LLP

San Jose, California
March 30, 2001